EXHIBIT 10.59

AMENDMENT NO. 1 –
REGISTRATION RIGHTS AGREMENT

Amendment No. 1. dated as of February 14, 2008, (“Amendment”), to the Registration Rights Agreement, dated January 8, 2008 (the “Registration Rights Agreement”), by and between Amarillo Biosciences, Inc. a Texas Corporation (the “Company”) and Firebird Global Master Fund Ltd.  (“Firebird”)   Capitalized terms used but not defined herein have the meanings given to them in the Registration Rights Agreement.

RECITALS:

A.	The Company and Firebird are parities the Securities Purchase Agreement dated January 8, 2008 (the “Securities Purchase Agreement”);

B.	In connection with the Securities Purchase Agreement, the Company and Firebird executed the Registration Rights Agreement;

C.	The Company and Firebird wish to amend certain portions of the Registration Rights Agreement;

D.	The parties agree as follows:

SECTION 1. AMENDMENTS

Section 1.1 Amendment of Certain Defined Terms:

           (a) The following terms defined in Section 1. of the Registration Rights Agreement are hereby amended and restated as follows:

“Filing Date” means, with respect to the Initial Registration Statement required hereunder, April 25, 2008  (unless such date falls on a day when the Securities and Exchange Commission is closed in which case the Filing Date shall be the next date after the 60th calendar day following the date here of that the Securities and Exchange Commission  is open), with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“Registrable Securities” means (i) all the shares of Common Stock issuable upon conversion in full of the Preferred Stock (assuming on the date of determination the shares of Preferred Stock are converted in full without regard to any conversion limitations therein) whether sold on the Initial Closing Date or Second Closing Date (as these terms are defined in the Securities Purchase Agreement), (ii) all shares of Common Stock issuable as dividends on the Preferred Stock (whether sold on the Initial Closing Date or Second Closing Date as these terms are defined in the Securities Purchase Agreement) assuming all dividend payments are made in shares of Common Stock and the Preferred Stock is held for at least 3 years, (iii) all Warrant Shares  (assuming on the date of determination the Warrants are exercised in full without regard to any exercise limitations therein), whether the Warrants were issued on the Initial Closing Date or on the Second Closing Date, (iv) any additional shares of Common Stock issuable in connection with any anti-dilution provisions in the Preferred Stock or the Warrants (in each case, without giving effect to any limitations on conversion set forth in the Certificate of Designation or limitations on exercise set forth in the Warrant), whether such Preferred Stock and/or Warrants were sold on the Initial Closing Date or Second Closing Date (as these terms are defined in the Securities Purchase Agreement and (v) any securities issued or issuable upon any stock split, dividend or other distribution,  recapitalization or similar event with respect to the foregoing.

(b) Any terms defined in the Registration Rights Agreement but not restated and amended in this Section 1 shall continue to have the meanings given to them in the Registration Rights Agreement.

SECTION 2. MISCELLANEOUS

Section 2.1  Prior Agreements.  This Amendment shall completely and fully supersede all other and prior agreements and correspondence (both written and oral) by and between the Company and Firebird concerning the subject matter of this Amendment.  Except as expressly amended hereby, the Agreement shall remain in full force and effect.

Section 2.2  Counterparts.  This Amendment may be executed in any number of counterparts, with the same effect as if all the signatures on such counterparts appeared on one document.  Each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

Section 2.3  Amendments.  This Amendment may not be amended, waived, modified, supplemented or terminated in any manner whatsoever except by a written instrument signed by the Company and Firebird.

Section 2.4  Binding on Successors.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 2.5  Invalidity.  Any provision of this Amendment that may be determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 2.6  Section or Paragraph Headings.  Section and paragraph headings used herein are for convenience only and shall not be construed as part of this Amendment.

Section 2.7  Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Securities Purchase Agreement.

[SIGNATURE  PAGE FOLLOWS]

AMARILLO BIOSCIENCES, INC.

By:  /s/ Joseph M. Cummins
     Name: Joseph M. Cummins
     Title:   Chief Executive Officer

FIREBIRD GLOBAL MASTER FUND, LTD.

By:  /s/ James Passin
                      Name:  James Passin
                      Title:   Director